Exhibit 99.2

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(millions)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
OPERATING REVENUES	$112	$86
OPERATING EXPENSES
Operations and maintenance	30	23
Depreciation and amortization	52	42
Taxes other than income taxes and other	3	2
Total operating expenses	85	67
OPERATING INCOME	27	19
OTHER INCOME (DEDUCTIONS)
Interest expense	(1)	(2)
Benefits associated with differential membership interests - net	—	46
Other - net	1	—
Total other income - net	—	44
INCOME BEFORE INCOME TAXES	27	63
INCOME TAXES	61	—
NET INCOME (LOSS)	(34)	63
Net loss attributable to noncontrolling interests	235	—
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$201	$63

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(millions)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
NET INCOME (LOSS)	$(34)	$63
Net unrealized gains (losses) on cash flow hedges:
Reclassification from accumulated other comprehensive loss to net income (net of income tax expense of less than $1 and less than $1, respectively)	—	1
Total other comprehensive income, net of tax	—	1
COMPREHENSIVE INCOME (LOSS)	$(34)	$64

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
CONDENSED COMBINED BALANCE SHEETS
(millions)
(unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$7	$9
Accounts receivable	23	19
Due from related parties	1	3
Other current assets	11	6
Total current assets	42	37
Non-current assets:
Property, plant and equipment - net	2,187	2,233
Deferred income taxes	33	36
Other non-current assets	35	29
Total non-current assets	2,255	2,298
TOTAL ASSETS	$2,297	$2,335
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8	$160
Due to related parties	3	6
Current maturities of long-term debt	2	2
Other current liabilities	10	9
Total current liabilities	23	177
Non-current liabilities:
Long-term debt	36	36
Deferral related to differential membership interests	—	1,181
Deferred income taxes	77	22
Asset retirement obligation	24	23
Derivatives	—	1
Non-current due to related party	13	6
Other non-current liabilities	6	5
Total non-current liabilities	156	1,274
TOTAL LIABILITIES	179	1,451
COMMITMENTS AND CONTINGENCIES
EQUITY
Members' equity	1,154	884
Noncontrolling interests	964	—
TOTAL EQUITY	2,118	884
TOTAL LIABILITIES AND EQUITY	$2,297	$2,335

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
CONDENSED COMBINED STATEMENTS OF CHANGES IN EQUITY
(millions)

	Members' Equity	Accumulated Other Comprehensive Loss	Noncontrolling Interests	Total Equity
Balances, December 31, 2016	$1	$(1)	$—	$—
Net income	63	—		63
Members' contributions	949	—		949
Members' distributions	(69)	—		(69)
Other comprehensive income	—	1		1
Balances, September 30, 2017	$944	$—	$—	$944

Balances, December 31, 2017	$884	$—	$—	$884
Net income (loss)	201	—	(235)	(34)
Members' contributions	175	—		175
Members' distributions	(115)	—		(115)
Differential membership investment activity	—	—	27	27
Adoption of accounting standards update	9	—	1,172	1,181
Balances, September 30, 2018	$1,154	$—	$964	$2,118

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(34)	$63
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52	42
Change in value of derivative contracts	(1)	—
Deferred income taxes	58	1
Benefits associated with differential membership interests - net	—	(46)
Other - net	—	1
Changes in operating assets and liabilities:
Accounts receivable	(4)	(6)
Due from related parties	2	—
Other current assets	(2)	(3)
Other non-current assets	—	(4)
Accounts payable and accrued expenses	3	—
Due to related parties	—	1
Other current liabilities	1	3
Other non-current liabilities	1	2
Net cash provided by operating activities	76	54
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(16)	(713)
Proceeds from asset sales	2	—
Other	—	1
Net cash used in investing activities	(14)	(712)
CASH FLOWS FROM FINANCING ACTIVITIES
Members' contributions	20	716
Members' distributions	(108)	(65)
Proceeds from differential membership investors	45	16
Payments to differential membership investors	(18)	(8)
Change in amounts due to related parties	—	(1)
Retirements of long-term debt	—	(1)
Net cash provided by (used in) financing activities	(61)	657
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1	(1)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - BEGINNING OF PERIOD	9	7
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - END OF PERIOD	$10	$6
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest, net of amounts capitalized	$2	$2
Members' noncash distributions	$7	$4
Members’ noncash contributions for construction costs and other expenditures	$155	$233
Accrued but not paid for capital and other expenditures	$1	$178

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
(unaudited)

The accompanying condensed combined financial statements should be read in conjunction with the audited financial statements for the Assets Acquired by NextEra Energy Partners, LP as of December 31, 2017 and 2016 and for the two years ended December 31, 2017 (the annual financial statements). The accompanying condensed combined financial statements reflect the combination of the acquired assets, as defined in the annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair financial statement presentation have been made. The results of operations for an interim period generally will not give a true indication of results for the year, and the results of operations for the acquired assets are not indicative of the actual level of costs that would have been incurred by the acquired assets if they had operated as an independent, publicly traded company during the periods presented or of the costs expected to be incurred in the future. Subsequent events have been evaluated through February 19, 2019.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Cash Equivalents and Restricted Cash - Cash equivalents and restricted cash consist of short-term, highly liquid investments with original maturities of three months or less. The acquired assets primarily hold these investments in money market funds. The fair value of these funds is calculated using current market prices. At September 30, 2018 approximately $3 million of current restricted cash on the accompanying condensed combined balance sheets primarily represents cash collateral from offtakers.

In the fourth quarter of 2017, the acquired assets early adopted an ASU which requires that restricted cash be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the combined statements of cash flows. The acquired assets adopted the ASU retrospectively, which adoption did not have a material impact to the combined statements of cash flows.

Reconciliation of cash, cash equivalents and restricted cash by balance sheet line item:

September 30, 2018
Cash and cash equivalents	$7
Restricted cash
Other current assets	3
Total restricted cash	3
Total cash, cash equivalents and restricted cash	$10

Accounting for Partial Sales of Nonfinancial Assets - Effective January 1, 2018, the acquired assets adopted an accounting standards update regarding the accounting for partial sales of nonfinancial assets using the modified retrospective approach. This standards update affects the accounting and related financial statement presentation for the sales of differential membership interests to third-party investors. The primary impact of adopting the standards update was an increase to noncontrolling interests which includes the reclassification of the $1,181 million liability reflected as deferral related to differential membership interests on the condensed consolidated balance sheets at December 31, 2017. See the condensed consolidated statements of changes in equity. During the nine months ended September 30, 2018, approximately $74 million was recorded as net loss attributable to noncontrolling interests in condensed consolidated statements of income as the third-party investors received their portion of the economic attributes of the related facilities. Prior to the adoption, the income related to differential membership interests was being recognized in benefits associated with differential membership interests - net in the condensed consolidated statements of income. Additionally, net loss attributable to noncontrolling interests for the nine months ended September 30, 2018 includes approximately $161 million (after-tax $120 million) related to the reduction of differential membership interests as a result of the change in federal corporate income tax rates effective January 1, 2018.

Variable Interest Entities (VIEs) - An entity is considered to be a VIE when its total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support, or its equity investors, as a group, lack the characteristics of having a controlling financial interest. A reporting company is required to consolidate a VIE as its primary beneficiary when it has both the power to direct the activities of the VIE that most significantly impact the VIE's economic performance, and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. The acquired assets evaluate whether an entity is a VIE whenever reconsideration events as defined by the accounting guidance occur.

At September 30, 2018, the acquired assets have five VIEs, Breckinridge, Carousel, Monarch, Pacific Plains, and Palomino. The assets and liabilities of these VIEs, consisting primarily of property, plant and equipment and deferral related to differential membership interests, totaled approximately $2,251 million and $140 million at September 30, 2018, respectively, and approximately $2,288 million and $1,411 million at December 31, 2017, respectively.

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(unaudited)

Income Taxes - Income taxes are calculated using the separate return method applied to the group of renewable energy projects acquired.

For the nine months ended September 30, 2018, income tax expense of approximately $61 million on income before income taxes of $27 million was recorded, resulting in an effective tax rate of approximately 226%. The income tax expense is primarily comprised of $49 million of income tax attributable to noncontrolling interest primarily related to the adjustment to differential membership interests as a result of the change in federal corporate income taxes due to tax reform discussed above, state income taxes of $11 million and income tax expense of approximately $6 million at the statutory rate of 21%, partly offset by income tax benefit of $5 million due to changes in valuation allowances.

For the nine months ended September 30, 2017, income tax expense of less than $1 million on income before income taxes of $63 million was recorded, resulting in an effective tax rate of approximately 0%. The income tax expense is primarily comprised of $22 million at the statutory rate of 35%, offset by income tax benefit of $22 million due to changes in valuation allowances.

2.  FAIR VALUE MEASUREMENTS

The fair value of assets and liabilities are determined using either unadjusted quoted prices in active markets (Level 1) or pricing inputs that are observable (Level 2) whenever that information is available and using unobservable inputs (Level 3) to estimate fair value only when relevant observable inputs are not available. The acquired assets use several different valuation techniques to measure the fair value of assets and liabilities relying primarily on the market approach of using prices and other market information for identical or comparable assets and liabilities for those assets and liabilities that are measured at fair value on a recurring basis. Certain financial instruments may be valued using multiple inputs including discount rates, counterparty credit ratings and credit enhancements. The assessment of the significance of any particular input to the fair value measurement requires judgment and may affect the fair value measurement of its assets and liabilities and the placement of those assets and liabilities within the fair value hierarchy levels. Non-performance risk, including the consideration of a credit valuation adjustment, is also considered in the determination of fair value for all assets and liabilities measured at fair value. All transfers between fair value hierarchy levels occur at the beginning of the period in which the transfer occurred.

Cash Equivalents and Restricted Cash Equivalents - The fair value of money market funds that are included in cash and cash equivalents, restricted cash and other non-current assets, as applicable, on the acquired assets’ combined balance sheets is estimated using a market approach based on current observable market prices.

Interest Rate Contracts - The acquired assets estimate the fair value of their derivatives using a discounted cash flows valuation technique based on the net amount of estimated future cash inflows and outflows related to the swap agreements. The primary inputs used in the fair value measurements include the contractual terms of the derivative agreements, current interest rates and credit spreads. The significant inputs for the resulting fair value measurement are market-observable inputs and the measurements are reported as Level 2 in the fair value hierarchy.

The acquired assets’ financial assets and liabilities and other fair value measurements made on a recurring basis by fair value hierarchy level are as follows:

	September 30, 2018			December 31, 2017
	Level 1	Level 2	Total	Level 1	Level 2	Total
	(millions)
Assets:
Cash equivalents	$1	$—	$1	$1	$—	$1
Restricted cash equivalents	3	—	3	—	—	—
Total assets	$4	$—	$4	$1	$—	$1
Liabilities:
Interest rate contracts	$—	$—	$—	$—	$1	$1
Total liabilities	$—	$—	$—	$—	$1	$1

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(unaudited)

Fair Value of Financial Instruments Recorded at the Carrying Amount - The carrying amounts of accounts receivable approximate their fair values. The carrying amounts and estimated fair values of other financial instruments, excluding assets and liabilities which are recorded at fair value and disclosed above, are as follows:

	September 30, 2018		December 31, 2017
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(millions)
Long-term debt, including current maturities(a)	$38	$39	$38	$40
____________________

(a)	Fair value is estimated based on the borrowing rates as of each date for similar issues of debt with similar remaining maturities (Level 2).

3.  DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITY

The acquired assets recognize all derivative instruments, when required to be marked to market, on the balance sheet as either assets or liabilities and measures them at fair value each reporting period. In connection with their debt financings in July 2014, the acquired assets entered into interest rate swap agreements to manage interest rate cash flow risk. Under the interest rate swap agreements, the acquired assets pay a fixed rate of interest and receive a floating rate of interest over the term of the agreements without the exchange of the underlying notional amounts. These agreements allow the acquired assets to offset the variability of their floating-rate loan interest cash flows with the variable interest cash flows received from the interest rate swap agreements. The commencement and termination dates of the interest rate swap agreements and the related hedging relationship coincide with the corresponding dates of the underlying variable-rate debt instruments, which mature in 2032. As of September 30, 2018 and December 31, 2017, the combined notional amounts of the swap agreements were approximately $36 million and $37 million, respectively.

On January 1, 2016, the acquired assets discontinued hedge accounting for its cash flow hedges related to interest rates swaps and, therefore, all changes to the fair value of the interest rate swaps are recognized in interest expense in the combined statements of operations and comprehensive income (loss).

At September 30, 2018, the accumulated other comprehensive loss (“AOCL”) included amounts related to discontinued cash flow hedges. Approximately less than $1 million of net losses in AOCL at September 30, 2018 is expected to be reclassified into interest expense within the next 12 months as interest payments are made. Cash flows from these interest rate swaps are reported in cash flows from operating activities in the combined statements of cash flows.

The fair values of derivative instruments designated as cash flow hedging instruments are less than $1 million as of September 30, 2018. As of December 31, 2017, the fair values of derivative instruments are included on the accompanying condensed combined balance sheets as follows:

	December 31, 2017
	Fair Values of Derivatives Not Designated as Hedging Instruments for Accounting Purposes - Gross Basis		Total Derivatives Combined - Net Basis
	Assets	Liabilities	Assets	Liabilities

Interest rate contracts	$—	$1	$—	$1
Total fair values	$—	$1	$—	$1

Net fair value by balance sheet line item:
Derivatives - non-current			$—	$1
Total derivatives			$—	$1

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(unaudited)

Losses related to cash flow hedges are recorded in the accompanying condensed combined financial statements as follows:

	Nine Months Ended September 30,
	2018	2017
	(millions)
Interest rate swaps:
Gains (losses) recognized in interest expense	$(2)	$1

4.  ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Accumulated Other Comprehensive Income (Loss)
Net Unrealized Gains (Losses) on Cash Flow Hedges
(millions)
Nine months ended September 30, 2018
Balance, December 31, 2017	$—
Amounts reclassified from AOCL to interest expense	—
Net other comprehensive income	—
Balance, September 30, 2018	$—

Accumulated Other Comprehensive Income (Loss)
Net Unrealized Gains (Losses) on Cash Flow Hedges
(millions)
Nine months ended September 30, 2017
Balance, December 31, 2016	$(1)
Amounts reclassified from AOCL to interest expense	1
Net other comprehensive income	1
Balance, September 30, 2017	$—

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(unaudited)

5.  RELATED PARTY TRANSACTIONS

Each project owned by the acquired assets enters into operations and maintenance (O&M) and administrative services agreements with subsidiaries of NextEra Energy Resources, LLC (NEER) whereby the projects pay a certain annual fee plus actual costs incurred in connection with certain O&M and administrative services performed under these agreements. The acquired assets’ operating expenses for each of the nine months ended September 30, 2018 and 2017 are $2 million related to such services. The net payables at September 30, 2018 and December 31, 2017, for these services as well as for payroll and other payments made on behalf of these projects, were approximately $3 million and $6 million, respectively, and are included in due to related parties on the accompanying condensed combined balance sheets.

Cash Sweep Arrangements - NEER or its subsidiaries may withdraw funds received by the acquired assets under cash sweep arrangements, in connection with the long-term debt agreement, and hold those funds in accounts belonging to NEER or its subsidiaries to the extent the funds are not required to pay project costs or are otherwise required to be maintained by the Company. NEER or its subsidiaries may keep the funds until the financing agreements permit distributions to be made or to pay expenses or other operating costs or the acquired assets otherwise demands the return of such funds. If NEER or its subsidiaries fail to return withdrawn funds when required by the acquired assets' financing agreements, the lenders will be entitled to draw on credit support provided by NEER in the amount of such withdrawn funds. If NEER or one of its affiliates realizes any earnings on the withdrawn funds prior to the return of such funds, it will be permitted to retain those earnings. The amount of excess cash held by NEER or its subsidiaries is guaranteed by a cash management guarantee.

Guarantees and letters of credit entered into by related parties - Certain power purchase agreements (PPAs) include requirements of the project entities to meet certain performance obligations. NextEra Energy Capital Holdings, Inc. (NEECH), a direct subsidiary of NEE, has provided letters of credit or guarantees for certain of these performance obligations and payment of any obligations from the transactions contemplated by the PPAs. In addition, certain of the financing agreements require cash and cash equivalents to be reserved for various purposes. In accordance with the terms of these financing agreements, guarantees from NEECH have been substituted in place of these cash and cash equivalents reserve requirements. In addition, certain interconnection agreements require letters of credit to secure certain payment obligations related to those agreements. NEECH also guarantees the cash sweep amounts held in accounts belonging to NEER as described above. As of September 30, 2018, NEECH guaranteed or provided letters of credit totaling approximately $220 million related to these obligations. Agreements related to the sale of differential membership interests require NEER to guarantee payment of construction-related expenses that were not yet paid before the sale of differential membership interests as well as payments due by the VIEs and payments to the VIEs' respective investors of amounts they have agreed to indemnify. As of September 30, 2018, NEER guaranteed a total of approximately $109 million related to these obligations.

Non-current Due to Related Party - As of September 30, 2018 and December 31, 2017, approximately $13 million and $6 million, respectively, reported in non-current due to related party on the accompanying condensed combined balance sheets, represents amounts owed to NEER or NEER subsidiaries for reimbursement of network upgrade costs.

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Concluded)
(unaudited)

6.  COMMITMENTS AND CONTINGENCIES

Contracts - At September 30, 2018, the acquired assets have entered into contracts with expiration dates ranging from 2018 through 2053 for engineering, procurement and construction contracts and agreements that provide for the right to use the land upon which certain projects are located.

At September 30, 2018, payments under these contracts were estimated as follows:

Land Use Commitments
(millions)
Remainder of 2018	$2
2019	6
2020	6
2021	6
2022	7
2023	7
Thereafter	229
Total minimum land use payments	$263